News Release	Bayer AG Communications 51368 Leverkusen Germany Phone +49 214 30 1 www.news.bayer.com

Extraordinary Stockholders’ Meeting in Berlin

Squeeze-out to be implemented at Bayer Schering Pharma

Berlin/Leverkusen – The Extraordinary Stockholders’ Meeting of Bayer Schering Pharma AG resolved on Wednesday, as expected, to effect a squeeze-out of the remaining minority stockholders. 99.62 percent of the votes cast were in favor of the resolution.

The decision means the shares still held by minority stockholders will be transferred to the main stockholder, Bayer Schering GmbH, a wholly owned subsidiary of Bayer AG, in return for cash compensation of EUR 98.98 per share. Bayer Schering GmbH already holds 96.2 percent of the capital stock of Bayer Schering Pharma.

Berlin/Leverkusen, January 18, 2007
ha	(2007-0015-E)

Contact:

Bayer AG:

Günter Forneck, phone +49 214 30 50446

Email: guenter.forneck.gf@bayer-ag.de

Christian Hartel, phone +49 214 30 47686

Email: christian.hartel.ch@bayer-ag.de

Bayer Schering Pharma AG:

Oliver Renner, phone +49 30 468 12431

Email: oliver.renner@schering.de

Important information from Bayer AG:

This is neither an offer to purchase nor a solicitation of an offer to sell shares or American depositary shares of Bayer Schering Pharma AG (formerly Schering AG). Bayer Schering GmbH (formerly Dritte BV GmbH) has filed a tender offer statement with the U.S. Securities and Exchange Commission (SEC) with respect to the mandatory compensation offer on November 30, 2006, the time of commencement of the mandatory compensation offer. Simultaneously Bayer Schering Pharma AG (formerly Schering AG) has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the mandatory compensation offer. Investors and holders of shares and American depositary shares of Bayer Schering Pharma AG (formerly Schering AG) are strongly advised to read the tender offer statement and other relevant documents regarding the mandatory compensation offer that have been filed or will be filed with the SEC because they contain important information. Investors and holders of shares and American depositary shares of Bayer Schering Pharma AG (formerly Schering AG) will be able to receive these documents free of charge at the SEC’s web site (http://www.sec.gov), or at the web site http://www.bayer.de.

These documents and information contain forward-looking statements based on assumptions and forecasts made by Bayer Group management as of the respective dates of such documents. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the Bayer Group and/or Bayer Schering Pharma AG (formerly Schering AG) and the estimates contained in these documents and to differences between actions taken by the Bayer Group with respect to its investment in Bayer Schering Pharma AG (formerly Schering AG) and the intentions described in these documents. These factors include those discussed in reports filed with the Frankfurt Stock Exchange and in our reports filed with the U.S. Securities and Exchange Commission (incl. on Form 20-F). All forward-looking statements in these documents are made as of the dates thereof, based on information available to us as of the dates thereof. Except as otherwise required by law, we assume no obligation to update or revise any forward-looking statement to reflect new information, events or circumstances after the applicable dates thereof.

Important information from Bayer Schering Pharma AG (formerly Schering AG):

Bayer Schering Pharma Aktiengesellschaft (formerly Schering Aktiengesellschaft) has filed a solicitation/recommendation statement with the U.S. Securities and Exchange Commission with respect to the offer of cash compensation by Bayer Schering GmbH (formerly Dritte BV GmbH), a wholly owned subsidiary of Bayer Aktiengesellschaft, in connection with the domination and profit and loss transfer agreement between Bayer Schering GmbH and Bayer Schering Pharma Aktiengesellschaft (formerly Schering Aktiengesellschaft). Holders of ordinary shares and American depositary shares of Bayer Schering Pharma Aktiengesellschaft (formerly Schering Aktiengesellschaft) are advised to read such solicitation/recommendation statement because it contains important information. Holders of ordinary shares and American depositary shares of Bayer Schering Pharma Aktiengesellschaft (formerly Schering Aktiengesellschaft) may obtain such solicitation/recommendation statement and other filed documents free of charge at the U.S. Securities and Exchange Commission's website (http://www.sec.gov) and at Bayer Schering Pharma Aktiengesellschaft's (formerly Schering Aktiengesellschaft's) website (http://www.schering.de).

Forward-Looking Statements
This news release contains certain forward-looking statements based on current assumptions and forecasts made by Bayer Group management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in our reports filed with the Frankfurt Stock Exchange and our reports filed with the SEC (incl. on Form 20-F). Bayer AG and Bayer Schering GmbH (formerly Dritte BV GmbH) do not assume any liability whatsoever to update these forward-looking statements or to conform them to future events or developments.